EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-212905) of our report dated March 24, 2020 included in this Annual Report on Form 10-K of MobileSmith, Inc. (the “Company”), relating to the consolidated balance sheets of the Company as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended.

/s/ Cherry Bekaert LLP

Raleigh, North Carolina
March 24, 2020